Exhibit 99.1

Xenetic Biosciences, Inc. Reports Full Year 2025 Financial Results

Encouraging preclinical and translational data supporting DNase-based approaches to target NETs in difficult-to-treat cancers

Strategic focus on investigator-initiated exploratory studies and institutional collaborations

Continued progress toward IND-enabling activities for DNase I program

Ended the year with $7.9 million of cash to fund operations

FRAMINGHAM, MA – (March 13, 2026) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a biopharmaceutical company focused on advancing innovative immuno-oncology technologies addressing difficult to treat cancers, today reported its financial results for the year ended December 31, 2025.

Recent Highlights

•	Expanded and presented preclinical and translational evidence supporting neutrophil extracellular traps (NETs) as drivers of cancer progression and highlighting the therapeutic potential of Deoxyribonuclease (DNase) -based interventions;
•	Progressed investigator-initiated exploratory studies in Israel evaluating DNase I in combination with standard-of-care and immunotherapy platforms, including:
o	Ongoing pancreatic ductal adenocarcinoma (PDAC) study;
o	Proposed large B-cell lymphoma (LBCL) study in combination with Chimeric Antigen Receptor (CAR) T cell therapy;
•	Advanced clinical manufacturing activities for DNase I toward Investigational New Drug (IND) application;
•	Current focus on mechanism-of-action and translational research studies supported by encouraging CAR-T proof-of-concept studies with Scripps Research; and
•	Pursuing strategic alternatives to maximize shareholder value.

"During 2025, we continued to advance our DNase-based technology toward Phase 1 clinical development while making steady progress across scientific, operational and strategic fronts,” said James Parslow, Interim Chief Executive Officer and Chief Financial Officer of Xenetic. “We strengthened the evidence linking NETs to cancer progression and the therapeutic promise of DNase-based strategies, advanced multiple investigator-initiated studies and progressed toward IND-enabling activities. We believe these efforts position the Company well as we move through 2026, while remaining disciplined in our use of capital and focused on creating long-term shareholder value.”

Xenetic continues to advance its DNase-based technology toward Phase 1 clinical development for the treatment of pancreatic carcinoma and other locally advanced or metastatic solid tumors. During 2025, the Company completed preclinical studies evaluating DNase I in combination with chemotherapy, immunotherapies and CAR-T approaches across both solid and hematologic cancer models. Data generated from these studies are informing ongoing translational work and manufacturing activities as the Company progresses toward U.S. IND submission.

Summary of Financial Results for Fiscal Year 2025

Net loss for the year ended December 31, 2025 was approximately $2.7 million, reflecting investment in the Company’s most promising scientific programs. Royalty revenue from the Company’s sublicense with Takeda Pharmaceuticals Co. Ltd increased approximately 19% to $3.0 million in the year ended December 31, 2025 from $2.5 million for the year ended December 31, 2024 primarily due to royalty payments received from certain countries. Research and development expenses for the year ended December 31, 2025 decreased by approximately $0.2 million, or 7%, to $3.1 million from $3.3 million in the prior year period. Research and development costs for the year ended December 31, 2024 included a $0.7 million impairment charge that did not reoccur in 2025. This decrease was substantially offset by increased spending in connection with the Company's DNase process development efforts. General and administrative expenses for the year ended December 31, 2025 were $2.7 million, decreasing by approximately $0.7 million, or 20%, compared to the prior year. This decrease was primarily due to certain severance and benefits expensed during the year ended December 31, 2024 in connection with a separation agreement entered into during the second quarter of 2024 with our former Chief Executive Officer.

1

The Company ended the year with approximately $7.9 million of cash, representing an increase of approximately $1.7 million compared to the prior year-end, primarily due to net proceeds of approximately $4.0 million from an underwritten public offering completed in October 2025.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on advancing innovative immuno-oncology technologies addressing difficult to treat cancers. The Company's proprietary DNase technology is designed to improve outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which are involved in cancer progression. Xenetic is currently focused on advancing its systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors.

For more information, please visit the Company's website at www.xeneticbio.com and connect on X, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements that we intend to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," "remain," "focus", "confidence in", "potential", "continues", "warrants", and other words of similar meaning, including, but not limited to, all statements regarding our belief that our efforts position the Company well as we move through 2026, while remaining disciplined in our use of capital and focused on creating long-term shareholder value, expectations regarding data generated informing ongoing translational work and manufacturing activities as the Company progresses toward U.S. IND submission, our focus on advancing innovative immuno-oncology technologies addressing difficult to treat cancers, the DNase platform improving outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which are involved in cancer progression, and our focus on advancing our systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors. Any forward-looking statements contained herein are based on current expectations and are subject to a number of risks and uncertainties. Many factors could cause our actual activities, performance, achievements, or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual activities, performance, achievements, or results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from our manufacturing and collaboration agreements; (2) unexpected costs, charges or expenses resulting from the licensing of the DNase platform; (3) uncertainty of the expected financial performance of the Company following the licensing of the DNase platform; (4) failure to realize the anticipated potential of the DNase or PolyXen technologies; (5) the ability of the Company to obtain funding and implement its business strategy; (6) risks and uncertainties as to the outcome and timing of the strategic review process being conducted by the Board and a special independent committee thereof, including the possibility that the Board may decide not to undertake a strategic alternative following the evaluation process, the Company's inability to consummate any proposed strategic alternative resulting from the review due to, among other things, market, regulatory and other factors, the potential for disruption to our business resulting from the review process, and potential adverse effects on the Company's stock price from the announcement, suspension or consummation of the evaluation process and the results thereof, as well as risks and uncertainties related to the potential impacts of consummation of a strategic transaction on the Company's current business operations, anticipated business strategy and product development plans; and (7) other risk factors as detailed from time to time in the Company's reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, general economic and business conditions, including potential adverse effects of public health issues, and geopolitical events, such as the conflicts in Ukraine and in the Middle East, on economic activity, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions, litigation, and shareholder activism, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

JTC Team, LLC

Jenene Thomas

(908) 824-0775

xbio@jtcir.com

2